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                                                                   Exhibit 99.1





                               NORTH FORK BANCORP
275 Broadhollow Road, Melville,  NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE                       Contact:    Daniel M. Healy
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        (631) 844-1258



            NORTH FORK TO PRESENT AT UPCOMING CONFERENCE IN FLORIDA


         Melville, N.Y. - November 12, 2003 - North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Sandler O'Neill & Partners Financial Services Conference on Thursday, November 13 at 10:55 a.m. (ET). Sandler O'Neill has established a Webcast for interested parties to view or listen to the presentation.

         The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on Sandler O'Neill Conference Webcast
- November 13, 2003. A printable version of the presentation slide show will also be available on the North Fork website.




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